Exhibit 4.2

DEPOSIT AGREEMENT

among

SVB FINANCIAL GROUP

as Issuer

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

as Depositary

and

THE HOLDERS FROM TIME TO TIME OF THE DEPOSITARY RECEIPTS

DESCRIBED HEREIN

Dated as of May 13, 2021

DEPOSIT AGREEMENT, dated as of May 13, 2021, among (a) SVB FINANCIAL GROUP, a Delaware corporation; (b) AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company (“AST”), as Depositary (as defined below); and (c) the holders from time to time of the Receipts (as defined below).

WHEREAS, it is desired to provide, as set forth in this Deposit Agreement, for the deposit of shares of the Preferred Shares (as defined below) from time to time with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of shares of the Preferred Shares so deposited; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1.    Definitions.

The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:

“Affiliate” shall mean, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by, or under common control with, such other person or entity. For the purpose of this definition, “controlling,” “controlled by” or “under common control with” mean the ownership, direct or indirect, of the power to direct or cause the direction of the operation or management and policies of a person or entity, whether through the ownership or control of voting interests, by contract or otherwise.

“AST” shall have the meaning set forth in the preamble hereto.

“Certificate of Designations” shall mean the relevant Certificate of Designations filed with the Secretary of State of the State of Delaware establishing the Preferred Shares as a series of preferred stock of the Company.

“Company” shall mean SVB Financial Group, a Delaware corporation, and its successors.

“Deposit Agreement” shall mean this Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

“Depositary” shall mean AST and any successor as Depositary hereunder.

“Depositary Shares” shall mean the depositary shares, each representing a one-hundredth (1/100th) interest in one share of the Preferred Shares, and evidenced by a Receipt.

“Depositary’s Agent” shall mean an agent appointed by the Depositary pursuant to Section 7.5.

“Depositary’s Office” shall mean the office of the Depositary at which at any particular time its depositary receipt business shall be administered, which at the date of this Deposit Agreement is located at 6201 15th Avenue, Brooklyn, NY 11219.

“Distribution Date” shall mean the date on which AST, as distribution agent, is to distribute any cash dividend or other cash distribution on the Preferred Shares to Record Holders of Receipts in accordance with Section 4.1.1.

“DTC” shall mean The Depository Trust Company.

“Exchange Event” shall mean with respect to any Global Registered Receipt:

(1) (A)     the Global Receipt Depository which is the Holder of such Global Registered Receipt notifies the Company that it is no longer willing or able to properly discharge its responsibilities under any Letter of Representations or that it is no longer registered as a clearing agency under the Securities Exchange Act of 1934, as amended, and (B) the Company has not appointed a qualified successor Global Receipt Depository within ninety (90) calendar days after the Company received such notice, or

(2) the Company in its sole discretion notifies the Depositary in writing that the Receipts or portion thereof issued or issuable in the form of one or more Global Registered Receipts shall no longer be represented by such Global Registered Receipt.

“Funds” shall have the meaning set forth in Section 4.1.

“Global Receipt Depository” shall mean, with respect to any Receipt issued hereunder, DTC or such other entity designated as Global Receipt Depository by the Company in or pursuant to this Deposit Agreement, which entity must be, to the extent required by any applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended.

“Global Registered Receipt” shall mean a global registered Receipt registered in the name of a nominee of DTC.

“Letter of Representations” shall mean any applicable agreement among the Company, the Depositary and a Global Receipt Depository with respect to such Global Receipt Depository’s rights and obligations with respect to any Global Registered Receipt, as the same may be amended, supplemented, restated or otherwise modified from time to time and any successor agreement thereto.

“Late-Day Funding” shall have the meaning set forth in Section 4.1.2.

“Moody’s” shall have the meaning set forth in Section 4.1.2.

“Person” shall mean any natural person, partnership, joint venture, firm, corporation, limited liability company, limited liability partnership, unincorporated association, trust or other entity, and shall include any successor (by merger or otherwise) of the foregoing.

“Preferred Shares” shall mean the shares of the Company’s Series C Non-Cumulative Perpetual Preferred Shares, $100,000 liquidation amount per share, designated in the Certificate of Designations.

“Receipt” shall mean one of the depositary receipts issued hereunder, substantially in the form set forth as Exhibit A hereto, whether in definitive or temporary form, and evidencing the number of Depositary Shares held of record by the Record Holder of such Depositary Shares.

“Record Holder” or “Holder” as applied to a Receipt shall mean the Person in whose name such Receipt is registered on the books of the Depositary maintained for such purpose.

“Redemption Date” shall have the meaning set forth in Section 2.8.

“Registrar” shall mean AST or such other successor bank or trust company which shall be appointed by the Company to register ownership and transfers of Receipts or the deposited shares of Preferred Shares, as the case may be, as herein provided and if a successor Registrar shall be so appointed, references herein to “the books” of or maintained by the Depositary shall be deemed, as applicable, to refer as well to the register maintained by such Registrar for such purpose.

“S&P” shall have the meaning set forth in Section 4.1.2.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Signature Guarantee” shall have the meaning set forth in Section 2.3.

“Transfer Agent” shall mean AST or such other successor agent which shall be appointed by the Company to transfer the Receipts or the deposited shares of Preferred Shares, as the case may be, as herein provided.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF THE PREFERRED SHARES, EXECUTION AND DELIVERY,

TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

Section 2.1.    Form and Transfer of Receipts.

The definitive Receipts shall be substantially in the form set forth in Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided (but which do not affect the rights, duties, obligations or immunities of the Depositary as set forth in this Deposit Agreement without the Depositary’s consent). Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company, delivered in compliance with Section 2.2, shall be authorized and instructed to, and shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary’s Office or at such other place or places as the Depositary shall determine, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary is hereby authorized and instructed to, and shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts registered in the name (and only in the name) of the holder of the temporary Receipt(s); provided that the Depositary has been provided with all necessary information that it may request in order to execute and deliver such definitive Receipts. Such exchange shall be made at the Company’s expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Preferred Shares, as definitive Receipts.

Any Receipt to be executed by the Depositary pursuant to this Deposit Agreement shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually or by the facsimile signature of a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement, all as may be required by the Depositary and approved by the Company or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Preferred Shares, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipt is subject (but which do not affect the rights, duties, obligations or immunities of the Depositary as set forth in this Deposit Agreement without the Depositary’s consent).

Title to Depositary Shares evidenced by a Receipt that is properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery of such Receipt with the same effect as if such Receipt were a negotiable instrument; provided, however, that until transfer of any particular Receipt shall be registered on the books of the Depositary as provided in Section 2.3, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the Person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

Section 2.2.    Deposit of the Preferred Shares; Execution and Delivery of Receipts in Respect Thereof.

Subject to the terms and conditions of this Deposit Agreement, the Company may from time to time deposit shares of Preferred Shares under this Deposit Agreement by delivery to the Depositary, including via direct registration for shares of Preferred Shares in uncertificated form, for such shares of Preferred Shares to be deposited (or in such other manner as may be agreed to by the Company and the Depositary), properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form reasonably satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary pursuant to this Deposit Agreement and (ii) an instruction letter from the Company authorizing the Depositary to register such shares of the Preferred Shares, each in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the Person or Persons stated in such order a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited shares of the Preferred Shares.

The shares of the Preferred Shares that are deposited shall be held by the Depositary at the Depositary’s Office or at such other place or places as the Depositary shall determine. The Depositary shall not lend any shares of the Preferred Shares deposited hereunder.

Upon receipt by the Depositary of shares of the Preferred Shares deposited in accordance with the provisions of this Section 2.2, together with the other documents required as above specified, and upon recordation of the shares of the Preferred Shares on the books of the Company (or its duly appointed transfer agent) in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the Person or Persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.2, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the shares of the Preferred Shares so deposited and registered in such name or names as may be requested by such Person or Persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the Person requesting such delivery.

Section 2.3.    Registration of Transfer of Receipts.

The Company hereby appoints AST as the Depositary and as distribution agent for the Receipts, and AST hereby accepts such appointment, subject to the express terms and conditions of this Deposit Agreement (and no implied terms or conditions) and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, including a guarantee of the signature thereon by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to AST (a “Signature Guarantee”), together with evidence of the payment of any taxes or charges as may be required by law. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the Person entitled thereto. With respect to the appointment of the Depositary as Registrar and Transfer Agent in respect of the Receipts, the Depositary, in its capacity under such appointments, shall be entitled to the same rights, indemnities, immunities and benefits as the Depositary hereunder as if explicitly named in each such provision, and shall provide services as provided in the Certificate of Appointment of American Stock Transfer & Trust Company, LLC as Transfer Agent and Registrar, dated January 2010, between the Company and the Depositary, as amended (the “Transfer Agency Appointment”), in the performance of its duties in such respective capacities. Any references to the Depositary herein shall, to the extent applicable, mean the Depositary as the Transfer Agent and Registrar.

Section 2.4.    Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of the Preferred Shares.

Upon surrender of a Receipt or Receipts at the Depositary’s Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and the receipt by the Depositary of all other necessary information and documents, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the Holder of the Receipt or Receipts so surrendered.

Any Holder of a Receipt or Receipts may withdraw the number of whole shares of the Preferred Shares and all money and other property, if any, represented thereby by surrendering such

Receipt or Receipts at the Depositary’s Office or at such other offices as the Depositary may designate for such withdrawals; provided, however, that a Holder of a Receipt or Receipts may not withdraw such whole shares of Preferred Shares (or money and other property, if any, represented thereby) which has previously been called for redemption. After such surrender and upon the receipt of written instructions from the Holder of such Receipt or Receipts, without unreasonable delay (provided the Company has provided the Depositary with all necessary documentation), the Depositary shall deliver to such Holder, or to the Person or Persons designated by such Holder as hereinafter provided, the number of whole shares of the Preferred Shares and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but Holders of such whole shares of the Preferred Shares will not thereafter be entitled to deposit such shares of the Preferred Shares hereunder or to receive a Receipt evidencing Depositary Shares therefor. Delivery of such shares of the Preferred Shares and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate (or in such other manner as may be agreed to by the Company and the Depositary), which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer. If a Receipt delivered by the Holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the Preferred Shares to be withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of the Preferred Shares and such money and other property, if any, to be so withdrawn, deliver to such Holder, or subject to Section 2.3 upon such Holder’s order, a new Receipt evidencing such excess number of Depositary Shares.

In no event will fractional shares of the Preferred Shares (or any cash payment in lieu thereof) be delivered by the Depositary. Delivery of shares of the Preferred Shares and money and other property, if any, being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate (or in such other manner as may be agreed to by the Company and the Depositary).

If shares of the Preferred Shares and the money and other property, if any, being withdrawn are to be delivered to a Person or Persons other than the Record Holder of the related Receipt or Receipts being surrendered for withdrawal of such shares of the Preferred Shares, such Holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such Holder for withdrawal of such shares of the Preferred Shares be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

Delivery of shares of the Preferred Shares and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary’s Office, except that, at the request, risk and expense of the Holder surrendering such Receipt or Receipts and for the account of the Holder thereof, such delivery may be made at such other place as may be designated by such Holder.

Section 2.5.    Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Company may require (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges, taxes or expenses payable by the Holder of a Receipt pursuant to Section 5.7 (including any such tax or charge with respect to the shares of Preferred Shares being deposited or withdrawn or any charges or expense pursuant to Section 3.2), (ii) the production of evidence satisfactory to it as to the identity and genuineness of any signature (which evidence may include a Signature Guarantee), and (iii) any other reasonable evidence of authority that may be required by the Depositary, and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement and/or applicable law.

The deposit of shares of the Preferred Shares may be refused, the delivery of Receipts against shares of the Preferred Shares may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

Section 2.6.    Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may, absent notice to the Depositary that such Receipt has been acquired by a bona fide purchaser, execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, only upon (i) the filing by the Holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof; and (ii) the Holder thereof furnishing the Depositary with an open penalty surety bond satisfactory to the Depositary, holding the Depositary and the Company harmless, absent notice to the Depositary that such Receipts have been acquired by a bona fide purchaser. Such Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Depositary may prescribe and as required by Section 8-405 of the Uniform Commercial Code in effect in the State of New York.

Section 2.7.    Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized and directed to destroy all Receipts so cancelled.

Section 2.8.    Redemption of the Preferred Shares.

Whenever the Company shall be permitted and shall elect to redeem shares of the Preferred Shares in accordance with the terms of the Certificate of Designations, it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary, not less than thirty (30) days and not more than sixty (60) days prior to the Redemption Date (as defined below), notice of the date of such proposed redemption of shares of the Preferred Shares and of the number of such shares held by the Depositary to be so redeemed and the applicable redemption price, which notice shall be accompanied by a certificate from the Company stating that such redemption of shares of the Preferred Shares is in accordance with the provisions of the Certificate of Designations. On the date of such redemption, provided that the Company shall then have paid or caused to be paid in full to AST the redemption price of $100,000 per share of the Preferred Shares to be redeemed, plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends, thereon to the date fixed for redemption to be redeemed, in accordance with the provisions of the Certificate of Designations, the Depositary shall redeem the number of Depositary Shares representing such shares of the Preferred Shares. The Depositary shall, if requested in writing and provided with all necessary information, mail the notice of the Company’s redemption of shares of the Preferred Shares and the proposed simultaneous redemption of the number of Depositary Shares representing such shares of the Preferred Shares to be redeemed by first-class mail, postage prepaid, at the respective last addresses as they appear on the records of the Depositary, or transmit in accordance with the applicable procedures of any Global Receipt Depositary or by such other method approved by the Depositary, in its reasonable discretion, in either case not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for redemption of such shares of the Preferred Shares and Depositary Shares (the “Redemption Date”), to the Record Holders of the Receipts evidencing the Depositary Shares to be so redeemed at the addresses of such Holders as they appear on the records of the Depositary; but neither failure to mail or transmit any such notice of redemption of Depositary Shares to one or more such Holders nor any defect in any notice of redemption of Depositary Shares to one or more such Holders shall affect the sufficiency of the proceedings for redemption as to the other Holders. Each such notice shall be prepared by the Company and shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such Holder are to be redeemed, the number of such Depositary Shares held by such Holder to be so redeemed; (iii) the redemption price; (iv) the place or places where Receipts evidencing such Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Preferred Shares represented by such Depositary Shares to be redeemed will cease to accrue on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected either pro rata or by lot. In any such case, the Depositary Shares shall only be redeemed in increments of 40 shares and any integral multiple thereof.

Notice having been mailed or transmitted by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to provide the funds necessary to redeem shares of the Preferred Shares evidenced by the Depositary Shares called for redemption) (i) all dividends on the shares of the Preferred Shares so called for redemption shall cease to accrue from and after such date; (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding; (iii) all rights of the Holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate; and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to one-hundredth (1/100th) of the redemption price per share of the Preferred Shares so redeemed plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have been declared on the shares of the Preferred Shares to be so redeemed and have not theretofore been paid (it being understood that, in accordance with the provisions of the Certificate of Designations, any declared but unpaid dividends payable on a Redemption Date that occurs subsequent to the record date fixed pursuant to Section 4.4 for a dividend period shall not be paid to the Holder of a Receipt entitled to receive the redemption price on the Redemption Date, but rather shall be paid to the Holder of such Receipt on such record date).

If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the Holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

Section 2.9.    Receipts Issuable in Global Registered Form.

If the Company shall determine in a writing delivered to the Depositary that the Receipts are to be issued in whole or in part in the form of one or more Global Registered Receipts, then the Depositary shall, if instructed and provided with all necessary information, in accordance with the other provisions of this Deposit Agreement, execute and deliver one or more Global Registered Receipts evidencing the Receipts of such series, which (i) shall represent, and shall be denominated in an amount equal to the aggregate number of Depositary Shares evidenced by, the Receipts to be represented by such Global Registered Receipt or Receipts and (ii) shall be registered in the name of the Global Receipt Depository therefor or its nominee.

Notwithstanding any other provision of this Deposit Agreement to the contrary, unless otherwise provided in the Global Registered Receipt, a Global Registered Receipt may only be transferred in whole and only by the applicable Global Receipt Depository for such Global Registered Receipt to a nominee of such Global Receipt Depository, or by a nominee of such Global Receipt Depository to such Global Receipt Depository or another nominee of such Global Receipt Depository, or by such Global Receipt Depository or any such nominee to a successor Global Receipt Depository for such Global Registered Receipt selected or approved by the Company or to a nominee of such successor Global Receipt Depository. Except as provided below, owners solely of beneficial interests in a Global Registered Receipt shall not be entitled to receive physical delivery of the Receipts represented by such Global Registered Receipt or to have such Receipts, or the Depositary Shares represented by those Receipts, registered in their names. Neither any such beneficial owner nor any direct or indirect participant of a Global Receipt Depository shall have any rights or obligations under this Deposit Agreement with respect to any Global Registered Receipt held on their behalf by a Global Receipt Depository and such Global Receipt Depository may be treated by the Company, the Depositary and any director, officer, employee or agent of the Company or the Depositary as the Holder of such Global Registered Receipt for all purposes whatsoever. Unless and until definitive Receipts are delivered to the owners of the beneficial interests in a Global Registered Receipt, (1) the applicable Global Receipt Depository will make book-entry transfers among its participants and receive and transmit all payments and distributions in respect of the Global Registered Receipts to such participants, in each case, in accordance with its applicable procedures and arrangements, and (2) whenever any notice, payment or other communication to the holders of Global Registered Receipts is required under this Deposit Agreement, the Company and the Depositary shall give all such notices, payments and communications specified herein to be given to such holders to the applicable Global Receipt Depository.

If an Exchange Event has occurred with respect to any Global Registered Receipt, then, in any such event, the Depositary shall, upon receipt of a written order from the Company authorizing and directing the Depositary to execute and deliver the individual definitive registered Receipts in exchange for such Global Registered Receipt, execute and deliver individual definitive registered Receipts, in authorized denominations and of like terms, in an aggregate number of Depositary Shares equal to the aggregate number of Depositary Shares represented by the Global Registered Receipt being delivered in exchange for such Receipts. The Depositary shall have no duties, obligations or liability under this paragraph unless and until such written order have been received by the Depositary.

Definitive registered Receipts issued in exchange for a Global Registered Receipt pursuant to this Section shall be registered in such names and in such authorized denominations as the Global Receipt Depository for such Global Registered Receipt, pursuant to instructions from its participants, shall instruct the Depositary in writing. The Depositary shall deliver such Receipts to the Persons in whose names such Receipts are so registered.

Notwithstanding anything to the contrary in this Deposit Agreement, should the Company determine that the Receipts should be issued as a Global Registered Receipt, the parties hereto shall comply with the terms of each Letter of Representations.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF

RECEIPTS AND THE COMPANY

Section 3.1.    Filing Proofs, Certificates and Other Information.

Any Holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer or redemption, of any Receipt or the withdrawal of shares of the Preferred Shares represented by the Depositary Shares and evidenced by a Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

Section 3.2.    Payment of Taxes or Other Governmental Charges.

Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.7. Registration of transfer of any Receipt or any withdrawal of shares of the Preferred Shares and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all shares of the Preferred Shares or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the Holder thereof (after attempting by reasonable means to notify such Holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the Holder of such Receipt remaining liable for any deficiency.

Section 3.3.    Warranty as to the Preferred Shares.

The Company hereby represents and warrants that shares of the Preferred Shares, when issued, will be duly authorized, validly issued, fully paid and non-assessable. Such representation and warranty shall survive the deposit of shares of the Preferred Shares and the issuance of the related Receipts.

Section 3.4.    Warranty as to Receipts.

The Company hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in shares of the Preferred Shares. Such representation and warranty shall survive the deposit of shares of the Preferred Shares and the issuance of the Receipts.

ARTICLE IV

THE DEPOSITED SECURITIES; NOTICES

Section 4.1.    Cash Distributions.

4.1.1    Whenever AST, as distribution agent, shall receive any cash dividend or other cash distribution on the Preferred Shares, AST shall, subject to Sections 3.1 and 3.2 and, if received, in accordance with written instructions from the Company, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Holders; provided, however, that in case the Company or AST shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Preferred Shares an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. AST, as distribution agent, shall distribute or make available for distribution, as the case may be and, if received, in accordance with the Company’s written instructions, only such amount, however, as can be distributed without attributing to any Holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by AST (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by AST for distribution to Record Holders of Receipts then outstanding. Each Holder of a Receipt shall provide the Depositary with its certified tax identification number on a properly completed Form W-8 or W-9 or other appropriate form, as may be applicable. Each Holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by the Depositary of a portion of any of the distributions to be made to such Holder hereunder.

4.1.2    All funds received by AST pursuant to this Agreement that are to be distributed or applied by AST in accordance with the terms of this Agreement (the “Funds”) shall be delivered to AST by 9:00 a.m. Eastern Time and in no event later than 12:00 p.m. Eastern Time on the Distribution Date. If Funds are delivered after 9:00 a.m. Eastern Time but at or before 12:00 p.m. Eastern Time on the Distribution Date, the Depositary shall use its commercially reasonable efforts to effectuate the distribution or application of such Funds on the Distribution Date; provided that the Company acknowledges that funding after 9:00 a.m. but at or before 12:00 p.m. on the Distribution Date may cause delays in payments such that payments may be made on the business day following the Distribution Date. The Company also acknowledges that delivery of Funds to AST on any day after 12:00 p.m. Eastern Time (“Late-Day Funding”) may cause delays in payments such that payments may be made on the business day following the Distribution Date, and such payments will be subject to the terms of Section 4.1.5 below. Once received by AST, Funds shall be held by AST as agent for the Company. Until paid or distributed in accordance with this Agreement, the Funds shall be deposited in one or more bank accounts to be maintained by AST in its name as agent for the Company. Until paid pursuant to this Agreement, AST may hold or invest the Funds through such accounts in: (i) bank accounts, short term certificates of deposit, bank repurchase agreements, and disbursement accounts with commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.), (ii) money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, (iii) funds backed by obligations of, or guaranteed by, the United States of America, municipal securities, or (iv) debt or commercial paper obligations rated A-1 or P-1 or better by Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively.

4.1.3    AST will only draw upon the Funds in such account as required from time to time in order to make the payments to Record Holders of Receipts and any applicable tax withholding payments. The Company shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by AST in accordance with this Section 4, except for any losses resulting from a default by any bank, financial institution or other third party. AST may from time to time receive interest, dividends or other earnings in connection with such deposits. AST shall not be obligated to pay such interest, dividends or earnings to the Company, any Record Holder or any other party.

4.1.4    AST is acting as agent hereunder and is not a debtor of the Company in respect of the Funds.

4.1.5    In the case of Late-Day Funding, Federal Deposit Insurance or other bank liquidity charges may apply in connection with the overnight deposit of Funds with commercial banks. The parties agree that any such charges assessed as a result of Late-Day Funding will be charged to the Company and the Company hereby agrees to pay such charges.

4.1.6    On the date of this Agreement, AST shall provide the Company with the account information for the account to which the Company shall deliver the cash dividends and other cash distributions on the Preferred Shares referred to in Section 4.1.1. AST may update such account information from time to time by notice to the Company provided in accordance with Section 7.4.

Section 4.2.    Distributions Other than Cash, Rights, Preferences or Privileges.

Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon the Preferred Shares, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by such Receipts held by such Holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such Record Holders or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or charges), the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by AST to Record Holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such securities or property to the Depositary and the Depositary shall not make any distribution of such securities or property to the Holders of Receipts unless the Company shall have provided to the Depositary an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions.

Section 4.3.    Subscription Rights, Preferences or Privileges.

If the Company shall at any time offer or cause to be offered to the Persons in whose names shares of the Preferred Shares is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be communicated to the Depositary and made available by the Depositary to the Record Holders of Receipts in such manner as the Company shall direct and the Depositary shall agree, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Company in its discretion with the acknowledgement of the Depositary; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Company determines that it is not lawful or (after consultation with the Depositary) not feasible to make such rights, preferences or privileges available to Holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by Holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Company, in its discretion (with acknowledgement of the Depositary, in any case where the Company has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be delivered to AST and, if received, in accordance with the written instructions of the Company and, subject to Sections 3.1 and 3.2, be distributed by AST to the Record Holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.

The Company shall notify the Depositary whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for Holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, and the Company agrees with the Depositary that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or the Company shall have provided to the Depositary an opinion of counsel to the effect that (i) the offering and sale of such securities to the Holders are exempt from registration under the provisions of the Securities Act, and (ii) such securities are validly issued, fully paid and non-assessable.

The Company shall notify the Depositary whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Holders of Receipts, and the Company agrees with the Depositary that the Company will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges.

Section 4.4.    Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Preferred Shares, or whenever the Depositary shall receive notice of any meeting at which holders of the Preferred Shares are entitled to vote or of which holders of the Preferred Shares are entitled to notice, or whenever the Depositary and the Company shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to or otherwise in accordance with the terms of the Preferred Shares) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

Section 4.5.    Voting Rights.

Subject to the provisions of the Certificate of Designations, upon receipt of notice from the Company of any meeting at which the holders of the Preferred Shares are entitled to vote, the Depositary shall, if requested in writing and provided with all necessary information and documents, as soon as practicable thereafter, mail or transmit by such other method approved by the Depositary, in its reasonable discretion, to the Record Holders of Receipts, as determined on the record date fixed pursuant to Section 4.4, a notice prepared by the Company which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the Holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.4 may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the shares of the Preferred Shares represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a Person designated by the Company), and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of the Holders of Receipts on the relevant record date, the Depositary shall to the extent possible vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of the Preferred Shares represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Company hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such shares of the Preferred Shares or cause such shares to be voted. In the absence of specific instructions from Holders of Receipts, the Depositary will vote all shares of the Preferred Shares held by it proportionately with instructions received.

Section 4.6.    Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc.

Upon any change in liquidation preference, split-up, combination or any other reclassification of the Preferred Shares, subject to the provisions of the Certificate of Designations, or upon any recapitalization, reorganization, merger or consolidation affecting the Company or to which it is a party, the Depositary shall, upon the written instructions of the Company setting forth any adjustment, (i) make such adjustments as are certified by the Company in (a) the fraction of an interest represented by one Depositary Share in one share of the Preferred Shares and (b) the ratio of the redemption price per Depositary Share to the redemption price per share of the Preferred Shares, in each case as stated in such instructions and (ii) treat any securities or property (including cash) which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Preferred Shares as new deposited property so received in exchange for or upon conversion or in respect of such Preferred Shares. In any such case, the Depositary shall, upon receipt of written instructions of the Company, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property. Anything to the contrary herein notwithstanding, Holders of Receipts shall have the right from and after the effective date of any such change in liquidation preference, split-up, combination or other reclassification of the Preferred Shares or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the shares of the Preferred Shares represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the shares of the Preferred Shares represented by such Receipts might have been converted or for which such shares might have been exchanged or surrendered immediately prior to the effective date of such transaction; provided that the Depositary shall not have any obligations under this sentence unless and until it has received written instructions from the Company.

Section 4.7.    Delivery of Reports.

The Depositary shall make available for inspection by Holders of Receipts at the Depositary’s Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of the deposited shares and which the Company is required to furnish to the holders of the Preferred Shares. In addition, the Depositary shall transmit, upon written request by the Company, certain notices and reports to the Holders of Receipts as provided in Section 5.5.

Section 4.8.    Lists of Receipt Holders.

Promptly upon request from time to time by the Company, the Registrar shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all registered Holders of Receipts.

Section 4.9.    Withholding.

Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax or other charge that the Depositary is obligated by law to withhold, the Depositary may dispose of, by public or private sale, all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or charges to the Holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them, respectively; provided, however, that in the event the Depositary determines that such distribution of property is subject to withholding tax only with respect to some but not all Holders of Receipts, the Depositary will use its best efforts (i) to sell only that portion of such property distributable to such holders that is required to generate sufficient proceeds to pay such withholding tax and (ii) to effect any such sale in such a manner so as to avoid affecting the rights of any other Holders of Receipts to receive such distribution in property.

ARTICLE V

THE DEPOSITARY, THE DEPOSITARY’S

AGENTS, THE REGISTRAR AND THE COMPANY

Section 5.1.    Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar.

Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary’s Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at the Depositary’s Office for the registration and registration of transfer of Receipts. Upon direction by the Company and with reasonable notice to the Depositary, the Registrar shall open its books for inspection by the Record Holders of Receipts as directed by the Company; provided that any record Holder shall be granted such right by the Company only after certifying that such inspection shall be for a proper purpose reasonably related to such Person’s interest as an owner of Depositary Shares evidenced by the Receipts.

The Depositary or Registrar may close such books, at any time or from time to time, when deemed necessary or advisable by the Depositary, the Registrar, any Depositary’s Agent or the Company because of any requirement of law or of any government, governmental body or commission, stock exchange or any applicable self-regulatory body.

If the Receipts or the Depositary Shares evidenced thereby or the shares of the Preferred Shares represented by such Depositary Shares shall be listed on one or more national securities exchanges, the Depositary may, with the written approval of the Company, appoint a Registrar (reasonably acceptable to the Company) for registration of the Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute Registrar appointed by the Depositary upon the written request or with the written approval of the Company. If the Receipts, such Depositary Shares or the Preferred Shares are listed on one or more other securities exchanges, the Depositary will, at the written request and expense of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or the Preferred Shares as may be required by law or applicable securities exchange regulation.

Section 5.2.    Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Company.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Company, as the case may be, shall incur any liability to any Holder of Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar, as the case may be, by reason of any provision, present or future, of the Company’s Amended and Restated Certificate of Incorporation (including the Certificate of Designations) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary’s Agent, the Registrar or the Company, as the case may be, shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Registrar or the Company, as the case may be, incur liability to any Holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except as otherwise explicitly set forth in this Deposit Agreement.

Section 5.3.    Obligations of the Depositary, the Depositary’s Agents, the Registrar, Transfer Agent and the Company.

Neither the Depositary nor any Depositary’s Agent nor any Registrar, any Transfer Agent nor the Company, as the case may be, assumes any obligation or shall be subject to any liability under this Deposit Agreement to Holders of Receipts or to any other Person other than for its gross negligence, willful misconduct, bad faith or fraud (each as finally determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction, an arbitral award or an agreement with the Company). Notwithstanding anything in this Deposit Agreement to the contrary, neither the Depositary, nor the Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Company, as the case may be, shall be liable in any event for special, punitive, incidental, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if they have been advised of the likelihood of such loss or damage and regardless of the form of action. Any liability of the Depositary, any Depositary’s Agent or the Registrar or Transfer Agent, as the case may be, under this Deposit Agreement will be limited in the aggregate to an amount equal to the annual fees paid by the Company to such Person, but not including reimbursable expenses; provided, however, that in the event that such liability arises as a result of bad faith, willful misconduct or fraud by the Depositary, any of the Depositary’s Agents (except for such Depositary’s Agents which are not employees of the Depositary), any Registrar or any Transfer Agent, as the case may be, through fraud or willful misconduct on the part of such Person (as determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction, an arbitral award or an agreement with the Company), such limit shall not apply and such liability hereunder shall be instead limited to the amount of such misappropriated funds or the liability resulting from such fraud or willful misconduct.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Company, as the case may be, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Preferred Shares, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Company, as the case may be, shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any Person presenting the shares of the Preferred Shares for deposit, any Holder of a Receipt or any other Person believed by it to be competent to give such information. The Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent and the Company, as the case may be, may each rely and shall each be protected in acting upon or omitting to act upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary, the Depositary’s Agents, any Transfer Agent or Registrar, as the case may be, shall not be responsible for any failure to carry out any instruction to vote any of the shares of the Preferred Shares or for the manner or effect of any such vote made, as long as any such action or non-action is not taken in bad faith, fraud, willful misconduct or gross negligence (each as finally determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction, an arbitral award or an agreement with the Company). The Depositary undertakes, and any Depositary’s Agent, Registrar and any Transfer Agent, as the case may be, shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary, any Depositary’s Agent, Registrar or any Transfer Agent.

The Depositary, its parent, Affiliates, or subsidiaries, any Depositary’s Agents, and any Transfer Agent and any Registrar, as the case may be, may own and deal in any class of securities of the Company and its Affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its Affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary, the parent, Affiliate or subsidiary of the Depositary or the Depositary’s Agent or Transfer Agent or Registrar hereunder. The Depositary may also act as transfer agent, trustee or registrar of any of the securities of the Company and its Affiliates or act in any other capacity for the Company or its Affiliates.

The Depositary shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Deposit Agreement or of the Receipts, the Depositary Shares or the Preferred Shares nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Depositary shall not be responsible for advancing funds on behalf of the Company and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

In the event the Depositary believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Depositary, or in the administration of any of the provisions of this Deposit Agreement, the Depositary shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depositary may, in its sole discretion upon providing written notice to the Company, refrain from taking any action and the Depositary shall be fully protected and shall not be liable in any way to the Company, any Holders of Receipts or any other Person or entity for refraining from taking such action, unless the Depositary receives written instructions or a certificate of the Company which eliminates such ambiguity or uncertainty to the satisfaction of the Depositary or which proves or establishes the applicable matter to the satisfaction of the Depositary. Such written instructions shall be full and complete authorization to the Depositary and the Depositary shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Deposit Agreement in reliance upon such written instructions.

In the event the Depositary, the Depositary’s Agent, the Registrar or the Transfer Agent, as the case may be, shall receive conflicting claims, requests or instructions from any Holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary, the Depositary’s Agent, the Registrar or the Transfer Agent, as the case may be, shall be entitled to act on such claims, requests or instructions received from the Company, and shall incur no liability and shall be entitled to the full indemnification set forth in Section 5.6 hereof in connection with any action so taken.

It is intended that the Depositary shall not be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary is acting only in a ministerial capacity as Depositary for the deposited Preferred Shares. The Depositary will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Receipts, the shares of Preferred Shares or Depositary Shares.

Neither the Depositary (or its officers, directors, employees or agents), any Depositary’s Agent nor any Registrar or any Transfer Agent makes any representation or has any responsibility as to the validity of any registration statement pursuant to which the Depositary Shares may be registered under the Securities Act, the deposited Preferred Shares, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made in any such registration statement or herein.

The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity or genuineness of any shares of Preferred Shares at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Deposit Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the record holders of Receipts in and to the Depositary Shares. The Depositary shall not be accountable for the use or application by the Company of the Depositary Shares or the Receipts or the proceeds thereof.

The Depositary, Depositary’s Agent, any Registrar, and any Transfer Agent hereunder:

(i)    shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties;

(ii)    shall have no obligation to make payment hereunder unless the Company shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;

(iii)    shall not be obligated to prosecute or defend any litigation or other proceeding hereunder; if, however, the Depositary determines to prosecute or defend any litigation or other proceeding hereunder, and, where the taking of such action might in the Depositary’s judgment subject or expose it to any expense or liability, the Depositary shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;

(iv)    may rely on and shall be authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to the Depositary and reasonably believed by the Depositary to be genuine and to have been signed by the proper party or parties, and shall have no responsibility for determining the accuracy thereof;

(v)    may rely on and shall be authorized and protected in acting or failing to act upon the written, telephonic, electronic and oral instructions, with respect to any matter relating to the Depositary’s actions as Depositary covered by this Deposit Agreement (or supplementing or qualifying any such actions) of officers of the Company;

(vi)    except as specifically set forth herein, shall not be called upon at any time to advise any Person with respect to the shares of Preferred Shares or Receipts;

(vii)    shall not be liable in any respect on account of the identity, authority or rights of the parties (other than with respect to the Depositary) executing or delivering or purporting to execute or deliver this Deposit Agreement or any documents or papers deposited or called for under this Deposit Agreement; and

(viii)    shall not be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond their reasonable control, including, but not limited to, (a) work stoppages or labor disputes, electrical or mechanical failure or computer hardware or software failure, in each case other than of the Depositary, the Depositary’s Agent, the Registrar or the Transfer Agent, as the case may be, or (b) acts of government, exchange or market ruling, suspension of trading, civil disobedience, riots, rebellions, communications facilities failures including telephone failure, war, terrorism, insurrection, fires, earthquakes, storms, floods, acts of God or similar occurrences.

The obligations of the Company set forth in this Section 5.3 shall survive the replacement, removal or resignation of the Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.

Section 5.4.    Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary hereunder and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within sixty (60) days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be (i) a Person having its principal office in the United States of America and having a combined capital and surplus, along with its Affiliates, of at least $50,000,000 or (ii) an Affiliate of any such Person. In the event of such removal or resignation, the Company will appoint a successor depositary and inform the Depositary of the name and address of any successor depositary so appointed; provided that the Company shall use its reasonable best efforts to ensure that there is at all relevant times when the Preferred Shares is outstanding, a person or entity appointed and serving as the Depositary; provided, further, that no failure by the Company to appoint such a successor depositary shall affect the termination of this Deposit Agreement or the discharge of the Company and the Depositary as depositary hereunder. Upon payment of all outstanding fees and expenses hereunder, the Depositary shall promptly forward to the successor depositary or its designee any shares of stock held by it and any certificates, letters, notices and other document that the Depositary may receive after its appointment has so terminated.

If no successor Depositary shall have been so appointed and have accepted appointment within sixty (60) days after delivery of such notice, any Record Holder of Receipts hereunder or the Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the shares of the Preferred Shares and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail or transmit by such other method approved by such successor Depositary, in its reasonable discretion, notice of its appointment to the Record Holders of Receipts.

Any Person into or with which the Depositary may be merged, consolidated or converted, or any Person to which all or a substantial part of the assets of the Depositary may be transferred or which succeeds to the shareholder services business of the Depositary shall be the successor of the Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or its own name as successor Depositary.

The removal or resignation of the Depositary shall automatically be deemed to be a removal of the Depositary as Registrar and Transfer Agent herein without any further act or deed.

Section 5.5.    Corporate Notices and Reports.

The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt of all necessary information and documents, transmit to the Record Holders of Receipts, in each case at the addresses recorded in the Depositary’s or Registrar’s books, copies of all notices, reports and communications from the Company (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Preferred Shares, the Depositary Shares or the Receipts are listed or by the Company’s Amended and Restated Certificate of Incorporation (including the Certificate of Designations, to be furnished to the Record Holders of Receipts). Such transmission will be at the Company’s expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the Record Holders of Receipts at the Company’s expense such other documents as may be requested in writing by the Company.

Section 5.6.    Indemnification by the Company.

Notwithstanding Section 5.3 to the contrary, the Company shall indemnify the Depositary, any Depositary’s Agent, any Registrar and any Transfer Agent (including each of their officers, directors,

agents and employees) against, and hold each of them harmless from and against, any fee, loss, damage, cost, penalty, fine, judgment, liability or expense (including the reasonable costs and expenses of its legal counsel) which may arise out of acts performed, taken or omitted to be taken in connection with its acting as Depositary, Depositary’s Agent, Registrar or Transfer Agent, respectively, under this Deposit Agreement (including, without limitation, the enforcement by the Depositary, Depositary’s Agent, Registrar or Transfer Agent, as the case may be, of this Deposit Agreement) and the Receipts by the Depositary, any Registrar or any of their respective agents (including any Depositary’s Agent) and any transactions or documents contemplated hereby, except for any liability arising out of gross negligence, willful misconduct, bad faith or fraud (each as finally determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction, an arbitral award or an agreement with the Company) on the respective parts of any such Person or Persons. The obligations of the Company set forth in this Section 5.6 shall survive any succession of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.

Section 5.7.    Fees, Charges and Expenses.

The Company agrees promptly to pay the Depositary the compensation, as agreed upon with the Company for all services rendered by the Depositary, Depositary’s Agent, Transfer Agent and Registrar hereunder and to reimburse the Depositary for its reasonable documented out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Depositary, Depositary’s Agent, Transfer Agent and Registrar without gross negligence, willful misconduct, bad faith or fraud on its part (each as finally determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction, an arbitral award or an agreement with the Company) in connection with the services rendered by it (or any agent of the Depositary) hereunder. The Company shall pay all charges of the Depositary in connection with the initial deposit of shares of the Preferred Shares and the initial issuance of the Depositary Shares, all withdrawals of shares of the Preferred Shares by owners of Depositary Shares, and any redemption or exchange of shares of the Preferred Shares at the option of the Company. The Company shall pay all transfer and other taxes and charges arising solely from the existence of the depositary arrangements. All other transfer and other taxes and charges shall be at the expense of Holders of Depositary Shares evidenced by Receipts. If, at the request of a Holder of Receipts, the Depositary incurs charges or expenses for which the Company is not otherwise liable hereunder, such Holder will be liable for such charges and expenses; provided, however, that the Depositary may, at its sole option, require a Holder of a Receipt to prepay the Depositary any charge or expense the Depositary has been asked to incur at the request of such Holder of Receipts. The Depositary shall present its statement for charges and expenses to the Company at such intervals as the Company and the Depositary may agree.

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1.    Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent) which shall materially and adversely alter the rights of the Holders of Receipts shall be effective against the Holders of Receipts unless such amendment shall have been approved by the Holders of Receipts representing in the aggregate at least two-thirds of the Depositary Shares then outstanding. Every Holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.5 and 2.6 and Article III, of any owner of Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the Holder the shares of the Preferred Shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable securities exchange. As a condition precedent to the Depositary’s execution of any amendment, the Company shall deliver to the Depositary a certificate that states that the proposed amendment is in compliance with the terms of this Section 6.1.

Section 6.2.    Termination.

This Deposit Agreement may be terminated by the Company at any time upon not less than sixty (60) days prior written notice to the Depositary, in which case, at least thirty (30) days prior to the date fixed in such notice for such termination, the Depositary will mail notice of such termination to the record Holders of all Receipts then outstanding. If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the Holders of the Receipts thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to the Preferred Shares, and shall continue to deliver the Preferred Shares and any money and other property, if any, represented by Receipts upon surrender thereof by the Holders of Receipts thereof. At any time after the expiration of two years from the date of termination, as may be instructed by the Company in writing, the Depositary shall (i) sell the shares of the Preferred Shares then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the Holders of Receipts that have not theretofore been surrendered, or (ii) return such shares of Preferred Shares to the Company. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property. The Depositary shall continue to receive its fees and expenses after termination of this Deposit Agreement so long as the Depositary continues to provide services in connection with this Deposit Agreement.

Subject to the first paragraph of this Section 6.2, this Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares have been redeemed pursuant to Section 2.8; (ii) there shall have been made a final distribution in respect of the Preferred Shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the Holders of Receipts representing Depositary Shares pursuant to Section 4.1 or 4.2, as applicable; or (iii) upon the consent of Holders of Receipts representing in the aggregate not less than two-thirds of the Depositary Shares outstanding.

Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Registrar under Sections 5.6 and 5.7; provided, further, that Section 5.3 and 5.6 shall survive the termination of this Deposit Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1.    Counterparts.

This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by facsimile or pdf shall be effective as delivery of a manually executed counterpart of this Deposit Agreement.

Section 7.2.    Exclusive Benefit of Parties.

This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other Person whatsoever.

Section 7.3.    Invalidity of Provisions.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4.    Notices.

Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by electronic mail, confirmed by letter, addressed to the Company at:

SVB Financial Group

3003 Tasman Drive

Santa Clara, CA 95054

Telephone: (408) 654-7400

Email: mzuckert@svb.com

Attention: Michael Zuckert

or at any other addresses of which the Company shall have notified the Depositary in writing.

Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by facsimile transmission or electronic mail, confirmed by letter, addressed to the Depositary at the Depositary’s Office at:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attention: Craig Colosso, Relationship Management

Email: admin12@astfinancial.com

with a copy to:

American Stock Transfer & Trust Company, LLC

48 Wall Street, 22nd Floor

New York, NY 10005

Attention: Legal Department

Email: legalteamAST@astfinancial.com

or at any other address of which the Depositary shall have notified the Company in writing.

Any and all notices to be given to any Record Holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, recognized next day courier services, facsimile transmission or electronic mail, confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary; or if such Holder shall have timely filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request; or in the case of any Global Receipt Depository, in accordance with its applicable procedures and arrangements for notices.

Delivery of a notice sent by mail or as provided in this Section 7.4 shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission or electronic mail) is deposited, postage prepaid, in a post office letter box; provided that notice to a Global Receipt Depository shall be deemed to be effected at the time such notice is delivered or made as provided in this Section 7.4; provided, further, that the Depositary or the Company may, however, act upon any facsimile transmission or electronic mail received by it from the other or from any Holder of a Receipt, notwithstanding that such facsimile transmission or electronic mail shall not subsequently be confirmed by letter or as aforesaid.

Section 7.5.    Depositary’s Agents.

The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will promptly notify the Company of any such action.

Section 7.6.    Appointment of Registrar, Dividend Disbursing Agent and Redemption Agent in Respect of the Preferred Shares.

The Company hereby appoints the AST as Registrar and Transfer Agent and as dividend disbursing agent and redemption agent in respect of the shares of the Preferred Shares deposited with the Depositary hereunder, and the AST hereby accepts such respective appointments, subject to the express terms and conditions of this Deposit Agreement (and no implied terms or conditions) and, as such, will reflect changes in the number of shares of deposited Preferred Shares held by it by notation, book-entry or other appropriate method. With respect to the appointment of the AST as Registrar and Transfer Agent and as dividend disbursing agent and redemption agent in respect of the shares of the Preferred Shares, the AST shall be entitled to the same rights, indemnities, immunities and benefits as the Depositary hereunder as if explicitly named in each such provision, and shall provide as provided in the Transfer Agency Appointment, in the performance of its duties in such respective capacities.

Section 7.7.    Holders of Receipts are Parties.

The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

Section 7.8.    Governing Law.

This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable conflicts of law principles.

Section 7.9.    Inspection of Deposit Agreement.

Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary’s Agents and shall be made available for inspection during business hours upon reasonable written advance notice to the Depositary by any Holder of a Receipt.

Section 7.10.    Headings.

The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

Section 7.11.    Confidentiality.

The Depositary and the Company agree that all books, records, information and data pertaining to the business of the other party, including, inter alia, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Deposit Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law or legal process.

Section 7.12.    Further Assurances.

The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Depositary for the carrying out or performing by the Depositary of the provisions of this Deposit Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned have duly executed this Deposit Agreement as of the date first set forth above.

By:	SVB Financial Group

By:	/s/ Daniel Beck
	Name:	Daniel Beck
	Title:	Chief Financial Officer

[Signature Page to Deposit Agreement]

By:	American Stock Transfer & Trust Company, LLC

By:	/s/ Michael Legregin
	Name:	Michael Legregin
	Title:	Senior Vice President

[Signature Page to Deposit Agreement]

EXHIBIT A

FORM OF RECEIPT

[FORM OF FACE OF RECEIPT]

Unless this receipt is presented by an authorized representative of The Depository Trust Corporation, a New York corporation (“DTC”), to SVB Financial Group, or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES, EACH

REPRESENTING A 1/100TH INTEREST IN ONE SHARE OF SERIES C NON-CUMULATIVE

PERPETUAL PREFERRED STOCK

OF

SVB FINANCIAL GROUP

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 78486Q AJ0

SEE REVERSE FOR CERTAIN DEFINITIONS

American Stock Transfer & Trust Company, LLC, as Depositary (the “Depositary”), hereby certifies that Cede & Co. is the registered owner of 1,000,000 DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing a 1/100th interest in one share of Series C Non-Cumulative Perpetual Preferred Stock, par value $0.001 per share, liquidation amount of $100,000 per share (the “Preferred Shares”), of SVB Financial Group (the “Company”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of May 6, 2021 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

Dated:                     , 2021

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC., as Depositary

By:
Name:
Title:

A-1

[FORM OF REVERSE OF RECEIPT]

SVB FINANCIAL GROUP

SVB FINANCIAL GROUP WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF DESIGNATIONS OF SERIES C NON-CUMULATIVE PERPETUAL PREFERRED STOCK OF SVB FINANCIAL GROUP ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

The Company will furnish without charge to each receipt holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Company or to the Transfer Agent.

EXPLANATION OF ABBREVIATIONS

If applicable, the following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent Phrase	Abbreviation	Equivalent Phrase
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties

TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PAR	Paragraph

AGMT	Agreement	FBO	For the benefit of	PL	Public Law

ART	Article	FDN	Foundation	TR	(As) trustee(s), for, of

CH	Chapter	GDN	Guardian(s)	U	Under

CUST	Custodian for	GDNSHP	Guardianship	UA	Under agreement

DEC	Declaration	MIN	Minor(s)	UW	Under will of, Of will of, Under last will & testament

EST	Estate, of Estate of

A-2

For value received,                     hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint                      Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent. Medallion Signature Guarantees by a notary public are not acceptable.

A-3